EXHIBIT 99.1

    American River Bankshares Marks its 100th Consecutive Profitable Quarter

Sacramento, CA, January 22, 2009 - American River Bankshares (NASDAQ-GS: AMRB) today reported diluted earnings per share ("EPS") for the fourth quarter of 2008 of $0.32, compared to the $0.36 recorded in the fourth quarter of 2007. For the year ended December 31, 2008 diluted EPS was $1.30 compared to $1.39 for the year ended December 31, 2007. Diluted EPS has been adjusted for 5% stock dividends distributed in December 2008 and 2007. Net income for the fourth quarter of 2008 decreased $316,000 (14.8%) to $1,826,000 from $2,142,000 for the fourth quarter of 2007. Net income for the year ended December 31, 2008 decreased $907,000 (10.7%) to $7,571,000 from $8,478,000 for the year ended
December 31, 2007.

"For the past 25 years, American River Bankshares has remained consistently profitable through three recessions, two wars in Iraq, the S&L crisis and the general ups and downs of the market," said David Taber, President and CEO of American River Bankshares. "As we celebrate our 25th anniversary and 100th consecutive profitable quarter, we take a moment to look back on all we've accomplished for our clients and shareholders, but more importantly, we look forward to our future success." He continued, "Building our Company on common-sense banking fundamentals has served us well over the last 25 years and we intend to rely on these same fundamentals for the next 25."

Net Interest Margin

Net interest margin as a percentage was 5.04% for the fourth quarter of 2008 compared to 5.14% for the third quarter of 2008 and 5.10% for the fourth quarter of 2007. Net interest income for the fourth quarter of 2008 decreased $296,000
(4.4%) to $6,446,000 from $6,742,000 for the third quarter of 2008 and decreased
$120,000 (1.8%) from the fourth quarter of 2007. Interest income for the fourth quarter of 2008 decreased $485,000 (5.6%) to $8,119,000 from $8,604,000 for the third quarter of 2008 and decreased $943,000 (10.4%) from $9,062,000 for the fourth quarter of 2007. Net interest margin for the year ended December 31, 2008 was 5.03% compared to 5.10% for the year ended December 31, 2007. Net interest income for the year ended December 31, 2008 decreased $477,000 (1.8%) to $25,925,000 from $26,402,000 for the year ended December 31, 2007 and interest income decreased $3,925,000 (10.5%) to $33,553,000 from $37,478,000 for the year ended December 31, 2007.

The average yield on earning assets declined from 7.01% in the fourth quarter of 2007 to 6.34% for the fourth quarter of 2008. Much of the decline in yields can be attributed to the overall lower interest rate environment in response to the Federal Open Market Committee's (the "FOMC") decreases in the Federal funds rate. Since September of 2007, the "Prime" rate has decreased ten times for a total of 500 basis points resulting in a steady decline in short-term interest rates. The average balance of earning assets remained consistent with only a slight decrease of 0.5% from $517,824,000 in the fourth quarter of 2007 to $515,217,000 in the fourth quarter of 2008. While the overall balance was stable during this period, the Company did see a positive change in mix with an increase in average loans balances offset by a corresponding decrease in average investment securities. Average loan balances were up $24,462,000 (6.2%) to $417,945,000 while average investments securities were down $25,894,000 (21.9%) to $92,422,000. This is a direct result of the Company's decision to use the proceeds from principal reductions, sales, and maturing investment securities to provide funding for loan growth. Foregone interest income during the fourth quarter of 2008 was approximately $125,000, this compares to $272,000 during the fourth quarter of 2007. Overall, the yield on loans during the fourth quarter of 2008 was 6.70% as compared to 7.73% for the fourth quarter of 2007.

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Also reflective of the declining interest rate environment, interest expense for the fourth quarter of 2008 decreased $189,000 (10.2%) to $1,673,000 from $1,862,000 for the third quarter of 2008 and decreased $823,000 (33.0%) from $2,496,000 for the fourth quarter of 2007. For the year ended December 31, 2008, interest expense decreased $3,448,000 (31.1%) to $7,628,000 from $11,076,000 for the year ended December 31, 2007. The average cost of funds decreased from 2.74% in the fourth quarter of 2007 to 1.76% for the fourth quarter of 2008. The average balance of interest bearing liabilities increased 4.8% from $361,289,000 in the fourth quarter of 2007 to $378,529,000 in the fourth quarter of 2008.
This increase resulted primarily from an increase in average other borrowings of $37,638,000 over the same period. The increased borrowings were used to fund the increase in loans and offset the decrease in average deposits of $37,985,000;
primarily in noninterest demand, interest checking and money market accounts.
The Company has taken advantage of the lower borrowing rates available by locking in one to three year funding from its financial partners.

Loan Growth and Asset Quality

Net loans as of December 31, 2008 increased $17,381,000 (4.4%) to $412,356,000 from $394,975,000 as of December 31, 2007. Real estate loans increased
$17,188,000 (6.1%) to $300,934,000 as of December 31, 2008 from $283,746,000 as of December 31, 2007 and commercial loans decreased $4,007,000 (4.2%) to $90,625,000 as of December 31, 2008 from $94,632,000 as of December 31, 2007.

The loan portfolio at December 31, 2008 included: real estate loans of $300,934,000 (72% of the portfolio), commercial loans of $90,625,000 (22% of the portfolio) and other, which consists mainly of leases and consumer loans of $27,286,000 (6% of the portfolio). The real estate loan portfolio at December
31, 2008 includes: business property loans of $120,887,000 (40% of the real estate portfolio), investor commercial real estate of $97,739,000 (33% of the real estate portfolio), construction and land development of $48,664,000 (16% of the real estate portfolio) and other, which consists of residential and multi-family real estate of $33,644,000 (11% of the real estate portfolio).

At December 31, 2008, the allowance for loan and lease losses was $5,918,000 compared with $5,883,000 at December 31, 2007. The provision for loan and lease losses was $835,000 for the fourth quarter of 2008, compared to $381,000 for the third quarter of 2008 and $135,000 for the fourth quarter of 2007. For the year ended December 31, 2008 the provision for loan and lease losses was $1,743,000 compared to $450,000 for 2007. The allowance as a percentage of loans and leases was 1.41% at December 31, 2008, compared to 1.47% at December 31, 2007. Net chargeoffs for the fourth quarter of 2008 were $1,100,000 compared to $309,000 for the third quarter of 2008 and $141,000 for the fourth quarter of 2007. For the year ended December 31, 2008 net chargeoffs were $1,708,000 compared to $441,000 for 2007. Non-performing loans and leases as of December 31, 2008 were 1.49% of total loans and leases compared to 1.86% one year ago.

Non-performing assets were $8,399,000 at December 31, 2008 compared to $7,501,000 at December 31, 2007 and non-performing assets to total assets as of December 31, 2008 were 1.49% compared to 1.31% one year ago. Loans past due over 30 days increased to $7,812,000 at December 31, 2008 from $7,026,000 at December
31, 2007. The level of nonperforming assets of $8,399,000 is down $719,000
(7.9%) from the $9,118,000 balance as of September 30, 2008. During the fourth quarter of 2008, one loan for $466,000 was paid current and is now considered performing and five loans totaling $4,405,000 were partially or fully charged off in the amount of $1,026,000, one of which was foreclosed upon and is now carried as "other real estate owned (OREO)". The Company has three OREO properties totaling $2,158,000.

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The Company evaluates non-performing loans for impairment and assigns specific reserves when necessary. After the chargeoffs recorded through December 31, 2008, specific reserves of $788,000 were held on the non-performing loans considered to be impaired.

During the fourth quarter of 2008, four additional loans in the amount of $496,000 were placed on the non-performing list. Of these four loans, two loans totaling $252,000 are real estate secured and two loans totaling $244,000 are unsecured. In addition, the Company has three loans totaling $474,000 that are over 90 days past due and still accruing interest.

Deposits and Borrowed Funds

Total deposits as of December 31, 2008 decreased $18,584,000 (4.1%) to
$437,061,000 from $455,645,000 as of December 31, 2007. Noninterest-bearing deposits decreased $13,523,000 (10.2%) from December 31, 2007 to December 31,
2008, while interest-bearing deposits decreased $5,061,000 (1.6%) during the same period. Other borrowings, which includes both short- and long-term borrowings, increased $5,628,000 (10.9%) from $51,603,000 at December 31, 2007 to $57,231,000 at December 31, 2008.

Noninterest Income and Expense

Noninterest income for the fourth quarter of 2008 increased $52,000 (11.7%) to $498,000 from $446,000 for the third quarter of 2008 but decreased $67,000
(11.9%) from $565,000 for the fourth quarter of 2007. Noninterest income for the year ended December 31, 2008 decreased $431,000 (16.6%) to $2,168,000 from
$2,599,000 for the same period in 2007. Noninterest expense for the fourth quarter of 2008 decreased $458,000 (12.4%) to $3,236,000 from $3,694,000 for the third quarter of 2008 and decreased $330,000 (9.3%) from $3,566,000 for the fourth quarter of 2007. Noninterest expense for the year ended December 31, 2008 decreased $632,000 (4.3%) from $14,833,000 to $14,201,000. Much of the decrease in noninterest expense in the fourth quarter 2008 was related to a reduction in the Company's incentive compensation accrual as Company performance targets were not met. The fully taxable equivalent efficiency ratio for the fourth quarter of 2008 improved, decreasing to 45.03% from 49.76% for the third quarter of 2008 and from 48.37% for the fourth quarter of 2008. For the year ended December 31, 2008, the fully taxable equivalent efficiency ratio was 48.92%, a decrease from 49.49% at December 31, 2007.

Income Taxes

Income taxes for the fourth quarter of 2008 decreased $135,000 (11.4%) to $1,047,000 from $1,182,000 for the third quarter of 2008 and decreased $241,000
(18.7%) from $1,288,000 for the fourth quarter of 2007. For the year ended
December 31, 2008, income taxes decreased $662,000 (12.6%) from $5,240,000 to
$4,578,000. The effective tax rate for the quarter ended December 31, 2008 was 36.4%, a decrease from 38.0% during the third quarter of 2008 and from the 37.6% during the fourth quarter of 2007. The effective tax rate for the year ended
December 31, 2008 was 37.7%, down slightly from the 38.2% during the year ended
December 31, 2007.

Capital

Total shareholders' equity at December 31, 2008 was $63,447,000, up $3,474,000
(5.8%) from December 31, 2007. During the fourth quarter of 2008, the Company repurchased an additional 4,800 shares of its common stock for a total of 110,300 shares repurchased for the year ended December 31, 2008. The Company also declared and distributed a 5% stock dividend and declared a quarterly cash dividend of $0.143 per share.

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The Company's subsidiary, American River Bank, remains above the well-capitalized regulatory guidelines. At December 31, 2008, American River
Bank's leverage ratio was 8.4%, the Tier 1 risk based ratio was 10.4% and the Total Risk Based Capital ratio was 11.6%. At December 31, 2008, the Company's leverage ratio was 8.3%, the Tier 1 risk based ratio was 10.2% and the Total
Risk Based Capital ratio was 11.5%.

Performance Metrics

American River Bankshares continues a long history of enhancing shareholder value with its 100th consecutive profitable quarter. Performance measures for the fourth quarter of 2008 (annualized): the Return on Average Assets (ROAA) was 1.28%, Return on Average Equity (ROAE) was 11.71% and Return on Average Tangible
Equity (ROATE) was 16.23%. For the year ended December 31, 2008, the Company had a ROAA of 1.32%, ROAE of 12.39% and ROATE of 17.32%.

Earnings Conference Call

The fourth quarter earnings conference call will be held Thursday, January 22, 2009 at 1:30 p.m. Pacific Time (4:30 p.m. Eastern Time). David T. Taber,
President and CEO, and Mitchell A. Derenzo, Executive Vice President and Chief
Financial Officer, both of American River Bankshares, will lead a live forty-five minute presentation and answer questions. Shareholders, analysts and other interested parties are invited to join the call by dialing (877) 584-2599 and entering the Conference ID # 80698694. A recording of the call will be available twenty-four hours after the call's completion on http://amrb.podbean.com.


About American River Bankshares

American River Bankshares [NASDAQ - GS: AMRB] is the parent company of American
River Bank ("ARB"), a community business bank serving Sacramento, CA that operates a family of financial services providers, including North Coast Bank [a division of "ARB"] in Sonoma County and Bank of Amador [a division of "ARB"] in Amador County. For more information, please call 916-851-0123 or visit www.amrb.com; www.americanriverbank.com; www.northcoastbank.com; or www.bankofamador.com.

Forward-Looking Statement

Certain statements contained herein are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and subject to the safe harbor provisions of the of Private Securities Litigation Reform Act of 1995, that involve risks and uncertainties. Actual results may differ materially from the results in these forward-looking statements. Factors that might cause such a difference include, among other matters, changes in interest rates, economic conditions, governmental regulation and legislation, credit quality, and competition affecting the Company's businesses generally; the risk of natural disasters and future catastrophic events including terrorist related incidents; and other factors discussed in the Company's Annual Report on Form 10-K for the year ended
December 31, 2007, and in subsequent reports filed on Form 10-Q and Form 8-K.
The Company does not undertake any obligation to publicly update or revise any of these forward-looking statements, whether to reflect new information, future events or otherwise, except as required by law.

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American River Bankshares
Condensed Consolidated Balance Sheet (Unaudited)

                                                                  December 31       December 31          %
                                                                     2008              2007            Change
                                                                --------------    --------------    ------------
                                     ASSETS
Cash and due from banks                                         $   15,170,000    $   16,245,000            (6.6%)
Federal funds sold                                                          --         1,700,000              --
Interest-bearing deposits in banks                                   4,248,000         4,951,000           (14.2%)
Investment securities                                               91,621,000       116,524,000           (21.4%)
Loans and leases:
     Real estate                                                   300,934,000       283,746,000             6.1%
     Commercial                                                     90,625,000        94,632,000            (4.2%)
     Lease financing                                                 4,475,000         4,070,000            10.0%
     Other                                                          22,811,000        18,927,000            20.5%
     Deferred loan and lease originations fees, net                   (571,000)         (517,000)           10.4%
     Allowance for loan and lease losses                            (5,918,000)       (5,883,000)            0.6%
                                                                ------------------------------------------------
     Total loans and leases, net                                   412,356,000       394,975,000             4.4%
                                                                ------------------------------------------------
Bank premises and equipment                                          2,115,000         1,983,000             6.7%
Accounts receivable servicing receivables, net                       1,236,000         1,666,000           (25.8%)
Goodwill and intangible assets                                      17,228,000        17,514,000            (1.6%)
Accrued interest receivable and other assets                        19,183,000        18,127,000             5.8%
                                                                ------------------------------------------------
                                                                $  563,157,000    $  573,685,000            (1.8%)
                                                                =================================================

                       LIABILITIES & SHAREHOLDERS' EQUITY
Noninterest-bearing deposits                                    $  119,143,000    $  132,666,000           (10.2%)
Interest checking                                                   45,581,000        43,577,000             4.6%
Money market                                                       105,919,000       127,397,000           (16.9%)
Savings                                                             33,438,000        35,639,000            (6.2%)
Time deposits                                                      132,980,000       116,366,000            14.3%
                                                                ------------------------------------------------
     Total deposits                                                437,061,000       455,645,000            (4.1%)
                                                                ------------------------------------------------
Short-term borrowings                                               43,231,000        51,603,000           (16.2%)
Long-term borrowings                                                14,000,000                --              --
Accrued interest payable and other liabilities                       5,418,000         6,464,000           (16.2%)
                                                                ------------------------------------------------
     Total liabilities                                             499,710,000       513,712,000            (2.7%)
     Total shareholders' equity                                     63,447,000        59,973,000             5.8%
                                                                ------------------------------------------------
                                                                $  563,157,000    $  573,685,000            (1.8%)
                                                                =================================================
Ratios:
Nonperforming loans and leases to total loans and leases                  1.49%             1.86%
Net chargeoffs to average loans and leases                                0.42%             0.11%
Allowance for loan and lease loss to total loans and leases               1.41%             1.47%

American River Bank Capital Ratios:
Leverage Ratio                                                             8.4%              7.8%
Tier 1 Risk-Based Capital Ratio                                           10.4%              9.6%
Total Risk-Based Capital Ratio                                            11.6%             10.8%
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American River Bankshares
Condensed Consolidated Statement of Income (Unaudited)

                                               Fourth          Fourth           %           For the Year Ended              %
                                               Quarter         Quarter        Change            December 31               Change
                                                2008            2007                        2008          2007
                                             -----------------------------------------------------------------------------------
Interest income                              $ 8,119,000    $ 9,062,000        (10.4%)  $33,553,000    $37,478,000         (10.5%)
Interest expense                               1,673,000      2,496,000        (33.0%)    7,628,000     11,076,000         (31.1%)
                                             -----------------------------------------------------------------------------------
Net interest income                            6,446,000      6,566,000         (1.8%)   25,925,000     26,402,000          (1.8%)
Provision for loan and lease losses              835,000        135,000        518.5%     1,743,000        450,000         287.3%
Total noninterest income                         498,000        565,000        (11.9%)    2,168,000      2,599,000         (16.6%)
Total noninterest expense                      3,236,000      3,566,000         (9.3%)   14,201,000     14,833,000          (4.3%)
                                             -----------------------------------------------------------------------------------
Income before taxes                            2,873,000      3,430,000        (16.2%)   12,149,000     13,718,000         (11.4%)
Provision for income taxes                     1,047,000      1,288,000        (18.7%)    4,578,000      5,240,000         (12.6%)
                                             -----------------------------------------------------------------------------------
Net income                                   $ 1,826,000    $ 2,142,000        (14.8%)  $ 7,571,000    $ 8,478,000         (10.7%)
                                             ===================================================================================

Basic earnings per share                     $      0.32    $      0.36        (11.1%)  $      1.30    $      1.40          (7.1%)
Diluted earnings per share                   $      0.32    $      0.36        (11.1%)  $      1.30    $      1.39          (6.5%)

Average diluted shares outstanding             5,794,733      5,970,077                   5,825,200      6,116,405

Net interest margin as a percentage                 5.04%          5.10%                       5.03%          5.10%

Operating Ratios:
Return on average assets                            1.28%          1.50%                       1.32%          1.47%
Return on average equity                           11.71%         14.10%                      12.39%         14.01%
Return on average tangible equity                  16.23%         19.89%                      17.32%         19.78%
Efficiency ratio (fully taxable equivalent)        45.03%         48.37%                      48.92%         49.49%

Share and earnings per share data have been adjusted for 5% stock dividends in 2008 and 2007

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American River Bankshares
Condensed Consolidated Statement of Income (Unaudited)
Trailing Four Quarters

                                             Fourth         Third          Second         First
                                             Quarter       Quarter         Quarter       Quarter
                                              2008           2008           2008          2008
                                          --------------------------------------------------------
Interest income                           $ 8,119,000    $ 8,604,000    $ 8,252,000    $ 8,578,000
Interest expense                            1,673,000      1,862,000      1,857,000      2,236,000
                                          --------------------------------------------------------
Net interest income                         6,446,000      6,742,000      6,395,000      6,342,000
Provision for loan and lease losses           835,000        381,000        190,000        337,000
Total noninterest income                      498,000        446,000        639,000        585,000
Total noninterest expense                   3,236,000      3,694,000      3,642,000      3,629,000
                                          --------------------------------------------------------
Income before taxes                         2,873,000      3,113,000      3,202,000      2,961,000
Provision for income taxes                  1,047,000      1,182,000      1,221,000      1,128,000
                                          --------------------------------------------------------
Net income                                $ 1,826,000    $ 1,931,000    $ 1,981,000    $ 1,833,000
                                          ========================================================

Basic earnings per share                  $      0.32    $      0.33    $      0.34    $      0.31
Diluted earnings per share                $      0.32    $      0.33    $      0.34    $      0.31

Average diluted shares outstanding          5,794,733      5,808,514      5,826,304      5,871,766
Shares outstanding-end of period            5,792,482      5,793,286      5,819,536      5,808,104

Net interest margin as a percentage              5.04%          5.14%          4.99%          4.94%

Quarterly Operating Ratios:
Return on average assets                         1.28%          1.32%          1.38%          1.28%
Return on average equity                        11.71%         12.51%         13.11%         12.26%
Return on average tangible equity               16.23%         17.43%         18.38%         17.29%
Efficiency ratio (fully tax equivalent)         45.03%         49.76%         50.13%         50.73%

Share and earnings per share data have been adjusted for 5% stock dividends in 2008 and 2007

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American River Bankshares
Analysis of Net Interest Margin on Earning Assets (Taxable Equivalent Basis)

For the year ended December 31,                                2008                                         2007
                                                Avg                           Avg            Avg                            Avg
                                              Balance        Interest        Yield         Balance        Interest         Yield
                                          ---------------------------------------------------------------------------------------
              ASSETS
Loans and leases                          $ 410,293,000    $  28,512,000       6.95%   $ 390,488,000    $  31,508,000        8.07%
Taxable investment securities                79,675,000        3,711,000       4.66%     100,086,000        4,544,000        4.54%
Tax-exempt investment securities             27,102,000        1,428,000       5.27%      27,745,000        1,436,000        5.18%
Corporate stock                                 172,000           22,000      12.79%         407,000           32,000        7.86%
Federal funds sold                              486,000           10,000       2.06%         690,000           34,000        4.93%
Interest bearing deposits in banks            4,838,000          222,000       4.59%       4,949,000          271,000        5.48%
                                          ------------------------------               ------------------------------
     Total earning assets                   522,566,000       33,905,000       6.47%     524,365,000       37,825,000        7.21%
                                          ------------------------------               ------------------------------
Cash & due from banks                        19,260,000                                   17,263,000
Other assets                                 39,330,000                                   39,529,000
Allowance for loan & lease losses            (6,110,000)                                  (5,932,000)
                                          -------------                                -------------
                                          $ 575,046,000                                $ 575,225,000
                                          =============                                =============

   LIABILITIES & SHAREHOLDERS' EQUITY
Interest checking and money market        $ 164,531,000    $   1,929,000       1.17%   $ 173,382,000    $   3,781,000        2.18%
Savings                                      36,033,000          324,000       0.90%      37,690,000          546,000        1.45%
Time deposits                               121,479,000        3,648,000       3.00%     123,485,000        5,233,000        4.24%
Other borrowings                             59,560,000        1,727,000       2.90%      29,680,000        1,516,000        5.11%
                                          ------------------------------               ------------------------------
     Total interest bearing liabilities     381,603,000        7,628,000       1.99%     364,237,000       11,076,000        3.04%
                                          ------------------------------               ------------------------------
Noninterest-bearing deposits                126,125,000                                  144,787,000
Other liabilities                             6,234,000                                    5,668,000
                                          -------------                                -------------
     Total liabilities                      513,962,000                                  514,692,000
     Shareholders' equity                    61,084,000                                   60,533,000
                                          -------------                                -------------
                                          $ 575,046,000                                $ 575,225,000
                                          =======================================================================================
Net interest income & margin                               $  26,277,000       5.03%                    $  26,749,000        5.10%
                                                           ======================================================================
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American River Bankshares
Analysis of Net Interest Margin on Earning Assets (Taxable Equivalent Basis)

Three months ended December 31,                                2008                                         2007
                                                Avg                           Avg            Avg                            Avg
                                              Balance        Interest        Yield         Balance        Interest         Yield
                                          ---------------------------------------------------------------------------------------
              ASSETS
Loans and leases                          $ 417,945,000    $   7,040,000       6.70%   $ 393,483,000    $   7,668,000        7.73%
Taxable investment securities                66,354,000          765,000       4.59%      91,399,000        1,044,000        4.53%
Tax-exempt investment securities             26,025,000          354,000       5.41%      26,658,000          351,000        5.22%
Corporate stock                                  43,000               --       0.00%         259,000            3,000        4.60%
Federal funds sold                              321,000            1,000       1.24%       1,075,000           13,000        4.80%
Interest bearing deposits in banks            4,529,000           46,000       4.04%       4,950,000           67,000        5.37%
                                          ------------------------------               ------------------------------
     Total earning assets                   515,217,000        8,206,000       6.34%     517,824,000        9,146,000        7.01%
                                          ------------------------------               ------------------------------
Cash & due from banks                        19,720,000                                   15,812,000
Other assets                                 39,904,000                                   38,769,000
Allowance for loan & lease losses            (6,272,000)                                  (5,882,000)
                                          -------------                                -------------
                                          $ 568,569,000                                $ 566,523,000
                                          =============                                =============

   LIABILITIES & SHAREHOLDERS' EQUITY
Interest checking and money market        $ 157,941,000    $     407,000       1.03%   $ 181,138,000    $     873,000        1.91%
Savings                                      34,135,000           79,000       0.92%      36,390,000          112,000        1.22%
Time deposits                               121,492,000          793,000       2.60%     116,438,000        1,177,000        4.01%
Other borrowings                             64,961,000          394,000       2.41%      27,323,000          334,000        4.85%
                                          ------------------------------               ------------------------------
     Total interest bearing liabilities     378,529,000        1,673,000       1.76%     361,289,000        2,496,000        2.74%
                                          ------------------------------               ------------------------------
Noninterest-bearing deposits                121,726,000                                  139,313,000
Other liabilities                             6,297,000                                    5,637,000
                                          -------------                                -------------
     Total liabilities                      506,552,000                                  506,239,000
     Shareholders' equity                    62,017,000                                   60,284,000
                                          -------------                                -------------
                                          $ 568,569,000                                $ 566,523,000
                                          =======================================================================================
Net interest income & margin                               $   6,533,000       5.04%                    $   6,650,000        5.10%
                                                           ======================================================================


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